Exhibit 99.1

Fresh2 Group Ltd. Announces Receipt of a Delinquency Compliance Alert Notice from Nasdaq

New York, NY, May 23, 2024 (GLOBE NEWSWIRE) -- Fresh2 Group Ltd. (NASDAQ: FRES) (“Fresh2” or the “Company”), a B2B e-commerce and supply chain management company within the restaurant and food industry, today announced that on May 23, 2024, it received a delinquency compliance alert notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) advising the Company that due to its failure to timely file its Form 10-Q for the period ended March 31, 2024, with the Securities and Exchange Commission (the “SEC”), and because the Company remains delinquent in filing its Form 10-K for the fiscal year ended December 31, 2023, it is not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires the timely filing of all required periodic reports with the SEC.

In accordance with Nasdaq’s letter dated April 18, 2024, Nasdaq provided the Company 60 days to submit a plan to regain compliance with the Rule with respect to delinquent reports (the “Plan”). The Company intends to submit the Plan to Nasdaq by June 17, 2024. If Nasdaq accepts the Plan, the Company may be granted an extension of 180 calendar days from the original due date of the Form 10-K, or until October 14, 2024, to regain compliance with the Rule. In the event the Plan is not accepted by Nasdaq, the Company may appeal that decision to a Hearings Panel.

About Fresh2 Group Limited

Fresh2 Group Limited is engaged in the business-to-business e-commerce and supply chain sectors. Committed to helping restaurants lower procurement costs and improve efficiency, Fresh2 utilizes an advanced supply chain management system. By applying strategic digital technologies and innovative business models, Fresh2 is driving the online transformation of the restaurant supply industry. Fresh2 aims to refine restaurant operations, adding significant value to the food industry, and building a global network of restaurateurs in the digital age. For more information, visit: https://fresh2.co/investors.

For investor and media inquiries, please contact:

Xiaoyu Li

Phone: +1- 917 397 6890

Email: fayeli@fresh2.co

Safe Harbor Statement

This announcement contains forward-looking statements as defined under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, formulated in accordance with the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. These statements, reflecting the Company's projections about its future financial and operational performance, employ terms like 'believes,' 'estimates,' 'anticipates,' 'expects,' 'plans,' 'projects,' 'intends,' 'potential,' 'target,' 'aim,' 'predict,' 'outlook,' 'seek,' 'goal,' 'objective,' 'assume,' 'contemplate,' 'continue,' 'positioned,' 'forecast,' 'likely,' 'may,' 'could,' 'might,' 'will,' 'should,' 'approximately,' and similar expressions to convey the uncertainty of future events or outcomes. These forward-looking statements are based on the Company's current expectations, assumptions, and projections, involving judgments about future economic conditions, competitive landscapes, market dynamics, and business decisions, many of which are inherently challenging to predict accurately and are largely beyond the Company's control. Additionally, these statements are subject to a multitude of known and unknown risks, uncertainties, and other variables that could significantly diverge the Company's actual results from those depicted in any forward-looking statement. These factors include, but are not limited to, varying economic conditions, competitive pressures, and regulatory changes. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.